SECURITY AGREEMENT


         1. GRANT. For value received, Datametrics, Inc., a Delaware corporation, ("DMC"), in this security agreement (this "Security Agreement"), grants to Daniel P. Ginns ("Secured Party"), a security interest in all right, title, and interest of DMC now or hereafter acquired, in or to the property more particularly described in the schedule of collateral attached to this Security Agreement.

         2. ATTACHMENT AND OBLIGATION SECURED. The security interest created by this Security Agreement will attach immediately upon execution of this Security Agreement by DMC, and will secure all of DMC's obligations to make any payments to Secured Party under the Severance Package as agreed by DMC in Section 6.1 of the Amended Employment Agreement entered into between DMC and Secured Party on August 12, 1997. Said security interest is issued concurrently with an identical security interest issued to Adrien A. Maught, Jr., both such security interests ranking pari passu to each other. Except for said security interests granted by DMC pursuant to the agreements described on Exhibit E of the foregoing Amended Employment Agreement in favor of (1) Imperial Bank and (2) the holders of certain Senior Subordinated Secured Debentures, DMC has not granted any perfected security interests that now exists and are continuing. (Imperial Bank and the holders of the Senior Subordinated Secured Debentures of DMC are collectively referred to herein as the "Senior Secured Lenders.")

         3. SECURITY INTEREST IN PROCEEDS. The Collateral also includes any and all proceeds of the Collateral or any part of the Collateral, as defined in
Section 9306 of the Uniform Commercial Code of California or in the corresponding provisions of the Uniform Commercial Code of any other state.

         4. SUBORDINATION. The rights of Secured Party under the terms of this Security Agreement shall be subordinated to any right or interest of the Senior Secured Lenders in any of the Collateral securing the payment of: (a) the principal and accrued and unpaid interest (whether accruing on or after the filing of any petition in bankruptcy or for reorganization relating to DMC) on any obligation to the Senior Secured Lenders, whether outstanding on the date of execution of this Security Agreement or thereafter created, incurred, or assumed, and any guaranty, endorsement, or other contingent obligation in respect thereof; and (b) any modification, renewal, extension or refunding of any such indebtedness, liabilities or obligations.

         5. DEFAULT. Should DMC fail to perform any provision of this Security Agreement or should DMC fail to pay any obligation secured by this Security
Agreement as it becomes due, DMC shall be deemed to be in default of this Security Agreement under Division 9 of the Uniform Commercial Code of California and under the corresponding provisions of the Uniform Commercial Code of any other state. In such event, Secured Party will have all the rights and remedies afforded to a secured party under Division 9 of the Uniform Commercial Code of California and under the corresponding provisions of the Uniform Commercial Code of any other state on the date of this Security Agreement and may, in connection therewith and subject to the rights of the Senior Secured Lenders, also, but without limitation:


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a.       Enter the premises to assemble and take  possession of the  Collateral;
         and

b. Enter the premises, render the Collateral, if equipment, usable and dispose of it in the manner provided by the Uniform Commercial Code of California or by the Uniform Commercial Code of any other state.

         6. Financing Statement. Concurrent with the execution of this Security Agreement, the parties hereto, DMC and Secured Party, shall execute any financing statement or statements required to perfect the security interest created by this Security Agreement.

         7. WAIVER. Neither the acceptance of any partial benefits and/or partial payments provided under the Severance Package by Secured party, nor Secured Party's failure to exercise any of his rights or remedies on default by DMC, shall be a waiver of the default, a modification of this Security Agreement or of DMC's obligations under this Security Agreement, or a waiver of any subsequent default by DMC.

         8. NOTICES. Except as expressly provided for in this Security Agreement or by law, any and all notices or other communications required or permitted by this Security Agreement or by law to be served on, given to, or delivered to either party hereto, shall be in writing and shall be deemed duly served, given, delivered, and received when personally delivered to the party to whom it is directed, or in lieu of such personal delivery, when deposited in the United States mail, first class postage prepaid, addressed to Secured Party or to DMC at their respective addresses set forth on the Schedule of Collateral attached hereto. Either party may change its address for the purposes of this paragraph by giving written notice of such change to the other party in the manner provided in this paragraph.

         9. ATTORNEY'S FEES. If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement or any other agreement or instrument provided for herein, the prevailing party in such action shall be entitled to recover as an element of such party's costs of suit, and not as damages actual attorneys' fees to be fixed by the court. The prevailing party shall be the party who is entitled to recover its costs of suit as ordered by the court or by applicable law or court rules. A party not entitled to recover its costs shall not recover attorneys' fees.

         10. SUCCESSORS AND ASSIGNS. This Security Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns, but shall not be assigned, transferred or set over in whole or in part by any party without the prior written consent of each party.

         11. GOVERNING LAW. This Security Agreement will be governed by and construed in accordance with the laws of the State of California, except to the extent that the validity and perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral, are governed by the laws of a jurisdiction other than the State of California.



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

         12. SEVERABILITY. Any provision of this Security Agreement which is held to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or uneforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         13. COUNTERPARTS. This Security Agreement may be executed in several counterparts and also so executed will constitute one Security Agreement, binding on all the Parties.

         14. SOLE AND ONLY AGREEMENT. This instrument constitutes the sole and only agreement between the parties with respect to the Collateral or the security interest in the Collateral created by this Security Agreement. This instrument correctly sets forth the rights, duties, and obligations of each party with respect to the Collateral and the security interest hereby created in the Collateral as of this date. Any prior agreements, promises, negotiations, or representations concerning the subject matter of this Security Agreement not expressly set forth herein are no longer of any force and effect.


Effected on August 12, 1997, at 10:55 AM (EST)

DATAMETRICS, INC.                                    DANIEL P. GINNS


By /s/ Stephen R. Gass                                /s/ Daniel P. Ginns
-----------------------                              ---------------------------
Name Stephen R. Gass
Title: Director and Chair of Compensation
       Committee and Chair of Audit Committee



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                             SCHEDULE OF COLLATERAL


DMC:                                Datametrics, Inc.
                                    21135 Erwin Street
                                    Woodland Hills, California 91367

SECURED PARTY:                      Daniel P. Ginns
                                    62 Hampton Road
                                    Chatham, New Jersey  07928

All right, title, and interest of DMC, how or hereafter acquired, to the following described property:

                           All personal property, whether presently existing or hereafter created or acquired, including but not limited to: All accounts, chattel paper, documents, instruments, money, deposit accounts and general intangibles including returns, repossessions, books and records relating thereto, and equipment containing said books and records. All goods including equipment and inventory. All proceeds including without limitation, insurance proceeds. All guarantees and other security therefor.



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                                    EXHIBIT E


1. The Security and Loan Agreements entered into between Datametrics Corporation and Imperial Bank ("Bank") on March 4, 1997 securing loans made by Bank.

2. The Security Agreement entered into between Datametrics Corporation and twelve Secured Parties on November 25, 1996 securing Senior Subordinated Secured Debentures.






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